                                                                  Exhibit 23.7
                                                                  ------------

                                 [LETTERHEAD OF
                              ALTENBURG & TEWES AG]


                       Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Geotek Communications, Inc. (the "Company") of our report dated September 6, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Company's Current Report on Form 8-K dated August 2, 1994, as amended.


Wuppertal, April 24, 1996


ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT

former

DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
STEUERBERATUNGSGESELLSCHAFT


/s/ Berg
- --------------------
  Berg
  Wirtschaftsprufer

/s/ Spielberg
- --------------------
  Spielberg
  Wirtschaftsprufer


4408-V3/243/3029-103